Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2022 FOURTH QUARTER
OF $8.0 MILLION AND DILUTED EARNINGS PER SHARE OF $0.51

2022 Fourth Quarter Highlights compared with 2021 Fourth Quarter:
•Financial Results:
◦Net income of $8.0 million, compared to $9.1 million
◦Diluted earnings per share of $0.51, compared to $0.59
◦Net interest income of $20.2 million, compared to $17.1 million
◦Net interest margin of 4.08%, compared to 4.07%
◦Provision for loan losses of $977 thousand, compared to $1.9 million
◦Total assets of $2.1 billion, a 21% increase compared to $1.7 billion
◦Total loans (1) of $1.7 billion, a 23% increase compared to $1.4 billion
◦Total deposits of $1.9 billion, a 23% increase compared to $1.5 billion
◦Noninterest-bearing deposits of $701.6 million, or 37.2% of total deposits
•Credit Quality:
◦Allowance for loan losses to gross loans of 1.13%, compared to 1.23%
◦Net loan charge-offs to average gross loans of 0.03%, compared to 0.05%
◦Nonperforming loans to gross loans of 0.18%, compared to 0.24%
◦Criticized loans (2) to gross loans of 0.23%, compared to 0.31%
•Capital Levels:
◦Quarterly cash dividend of $0.12 per share, a 20% increase from $0.10 per share
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 11.70%.
◦Book value per common share of $11.59, compared to $10.92
___________________________________________________________
(1)     Includes loans held for sale.
(2)     Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, January 26, 2023 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the fourth quarter of 2022. Net income for the fourth quarter of 2022 was $8.0 million, or $0.51 per diluted common share, compared with $8.7 million, or $0.55 per diluted common share, for the third quarter of 2022, and $9.1 million, or $0.59 per diluted common share, for the fourth quarter of 2021.

Min Kim, President and Chief Executive Officer:
“Despite the challenging banking environment created by external headwinds related to prolonged inflation, Federal Reserve's drastic rate hikes, and economic slowdowns, we continued to report strong balance sheet growth with pristine asset quality. Based on the growth and strength of our balance sheet, we remain optimistic about future performance and will continue to focus on executing our strategic goals while maintaining appropriate risk and control environment.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Selected Income Statement Data:
Net interest income	$20,198	$20,344	$17,096	(0.7)%	18.1%
Provision for loan losses	977	662	1,898	47.6	(48.5)
Noninterest income	3,223	4,821	7,289	(33.1)	(55.8)
Noninterest expense	11,327	12,338	9,591	(8.2)	18.1
Income tax expense	3,089	3,515	3,762	(12.1)	(17.9)
Net Income	$8,028	$8,650	$9,134	(7.2)%	(12.1)%
Diluted earnings per share	$0.51	$0.55	$0.59	(7.3)%	(13.6)%
Selected Balance Sheet Data:
Total loans (1)	$1,722,627	$1,654,660	$1,403,447	4.1%	22.7%
Total deposits	$1,885,771	$1,816,811	$1,534,066	3.8%	22.9%
Total assets	$2,094,293	$2,029,575	$1,726,691	3.2%	21.3%
Average loans (1)	$1,691,642	$1,614,000	$1,343,414	4.8%	25.9%
Average deposits	$1,836,736	$1,753,726	$1,545,799	4.7%	18.8%
Credit Quality:
Nonperforming loans	$3,080	$2,251	$3,200	36.8%	(3.8)%
Net charge-offs (recoveries) to average gross loans (2)	0.03%	(0.00)%	0.05%	0.03%	(0.02)%
Allowance for loan losses to gross loans	1.13%	1.14%	1.23%	(0.01)%	(0.10)%
Financial Ratios:
Return on average assets (2)	1.56%	1.77%	2.11%	(0.21)%	(0.55)%
Return on average equity (2)	18.58%	19.91%	22.68%	(1.33)%	(4.10)%
Net interest margin (2)	4.08%	4.31%	4.07%	(0.23)%	0.01%
Common equity tier 1 capital ratio	11.70%	11.92%	12.42%	(0.22)%	(0.72)%
Leverage ratio	9.38%	9.52%	9.58%	(0.14)%	(0.20)%
Efficiency ratio (3)	48.36%	49.03%	39.34%	(0.67)%	9.02%
Book value per common share	$11.59	$11.19	$10.92	3.6%	6.1%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Interest Income
Interest income	$26,886	$23,234	$17,822	15.7%	50.9%
Interest expense	6,688	2,890	726	131.4	821.2
Net interest income	$20,198	$20,344	$17,096	(0.7)%	18.1%

($ in thousands)	For the Three Months Ended
	4Q22			3Q22			4Q21
	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,691,642	$24,719	5.81%	$1,614,000	$21,780	5.36%	$1,343,414	$17,271	5.10%
Total interest-earning assets	$1,966,165	$26,886	5.43%	$1,874,516	$23,234	4.92%	$1,668,865	$17,822	4.24%
Interest-bearing Liabilities
Interest-bearing deposits	$1,085,331	$6,598	2.41%	$947,437	$2,889	1.21%	$780,787	$726	0.37%
Total interest-bearing liabilities	$1,093,489	$6,688	2.43%	$947,567	$2,890	1.21%	$780,791	$726	0.37%
Ratios
Net interest Income/interest rate spreads		$20,198	3.01%		$20,344	3.71%		$17,096	3.87%
Net interest margin			4.08%			4.31%			4.07%
Total deposits / cost of deposits	$1,836,736	$6,598	1.43%	$1,753,726	$2,889	0.65%	$1,545,799	$726	0.19%
Total funding liabilities / cost of funds	$1,844,894	$6,688	1.44%	$1,753,856	$2,890	0.65%	$1,545,803	$726	0.19%

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 4Q22 vs.
	4Q22		3Q22		4Q21
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	3Q22	4Q21
Loan Yield Component
Contractual interest rate	$23,694	5.57%	$20,419	5.02%	$14,509	4.29%	0.55%	1.28%
SBA discount accretion	1,034	0.24	1,336	0.33	1,571	0.46	(0.09)	(0.22)
Amortization of net deferred fees	46	0.01	122	0.03	1,087	0.32	(0.02)	(0.31)
Amortization of premium	(344)	(0.08)	(250)	(0.06)	3	—	(0.02)	(0.08)
Net interest recognized on nonaccrual loans	—	—	—	—	(16)	—	—	—
Prepayment penalties (2) and other fees	289	0.07	153	0.04	117	0.03	0.03	0.04
Yield on loans	$24,719	5.81%	$21,780	5.36%	$17,271	5.10%	0.45%	0.71%

Amortization of net deferred fees:
PPP loan forgiveness (3)	$15	—%	$146	0.04%	$920	0.27%	(0.04)%	(0.27)%
Other	31	0.01	(24)	-0.01	167	0.05	0.02	(0.04)
Total amortization of net deferred fees	$46	0.01%	$122	0.03%	$1,087	0.32%	(0.02)%	(0.31)%

(1)Annualized.
(2)Prepayment penalty income of $172 thousand, $79 thousand and $84 thousand for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, was from commercial real estate and C&I loans.
(3)As of December 31, 2022, there were unamortized net deferred fees and unaccredited discounts of $8 thousand to be recognized over the estimated life of the loans as a yield adjustment on the loans.

Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	4Q22	3Q22	4Q21
Hana Loan Purchase:
Contractual interest rate	$1,286	$1,114	$1,027
Purchased loan discount accretion	374	594	826
Other fees	25	9	10
Total interest income	$1,685	$1,717	$1,863

Effect on average loan yield (1)	0.20%	0.21%	0.26%
Effect on net interest margin (1)	0.22%	0.22%	0.26%

($ in thousands)	For the Three Months Ended
	4Q22			3Q22			4Q21
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,691,642	$24,719	5.81%	$1,614,000	$21,780	5.36%	$1,343,414	$17,271	5.10%
Adjusted average loan yield excluding purchased Hana loans (1)(2)	$1,631,128	$23,034	5.61%	$1,549,313	$20,063	5.15%	$1,263,789	$15,408	4.84%

Net interest margin (1)	$1,966,165	$20,198	4.08%	$1,874,516	$20,344	4.31%	$1,668,865	$17,096	4.07%
Adjusted interest margin excluding purchased Hana loans (1)(2)	$1,905,651	$18,513	3.86%	$1,809,829	$18,627	4.09%	$1,589,240	$15,233	3.81%

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Fourth Quarter 2022 vs. Third Quarter 2022
Net interest income decreased $146 thousand, or 0.7%, primarily due to higher interest expense on deposits. Net interest margin was 4.08%, a decrease of 23 basis points from 4.31%.
◦A $2.9 million increase in interest income on loans was primarily due to a 55 basis point increase in contractual loan yield as a result of market rate increases by the Federal Reserve and a $77.6 million increase in average loan balance.
◦A $3.7 million increase in interest expense on deposits was primarily due to a 120 basis point increase in average cost of interest-bearing deposits driven by the Federal Reserve’s rate increases.
◦Average loan yield was 5.81%, a 45 basis point increase from 5.36%, primarily due to a 55 basis point increase in contractual loan yield driven by repricing of variable rate loans and higher rates on new loans, partially offset by a 9 basis points decrease in SBA discount accretion income as a result of lower SBA loan payoffs.

◦Average cost of interest-bearing deposits was 2.41%, a 120 basis point increase from 1.21%. Average cost of deposits was 1.43%, a 78 basis point increase from 0.65%.

Fourth Quarter 2022 vs. Fourth Quarter 2021
Net interest income increased $3.1 million, or 18.1%, primarily due to higher interest income on loans. Net interest margin was 4.08%, an increase of 1 basis point from 4.07%.
◦A $7.4 million increase in interest income on loans was primarily due to a 128 basis point increase in contractual loan yield as a result of market rate increases by the Federal Reserve and a $348.2 million increase in average loan balance.
◦A $5.9 million increase in interest expense on deposits was primarily due to a 204 basis point increase in average cost of interest-bearing deposits driven by the Federal Reserve’s rate increases.
◦Average loan yield was 5.81%, a 71 basis point increase from 5.10%, primarily due to a 128 basis point increase in contractual loan yield driven by repricing of variable rate loans and higher rates on new loans, partially offset by a 22 basis point decrease in SBA discount accretion income as a result of lower SBA loan payoffs and a 31 basis point decrease in amortization of net deferred fees as a result of lower net deferred fees on SBA Paycheck Protection Program (“PPP”) loans.
◦Average yield on interesting-bearing deposits in other banks was 3.78%, a 363 basis point increase from 0.15%. Average yield on available-for-sale debt securities was 2.66%, a 147 basis point increase from 1.19%, primarily due to higher yields on securities purchased in 2022.
◦Average cost of interest-bearing deposits was 2.41%, a 204 basis point increase from 0.37%. Average cost of deposits was 1.43%, a 124 basis point increase from 0.19%.
Provision for loan losses
Fourth Quarter 2022 vs. Third Quarter 2022
The Company recorded $977 thousand provision for loan losses, an increase of $315 thousand, compared with a $662 thousand provision for loan losses. The $977 thousand provision for loan losses was primarily due to an increase of $834 thousand in quantitative reserves from loan growth in home mortgage and SBA loans.

Fourth Quarter 2022 vs. Fourth Quarter 2021
The Company recorded $977 thousand provision for loan losses, a decrease of $921 thousand, compared with $1.9 million provision for loan losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Noninterest income
Service charges on deposits	$406	$454	$405	(10.6)%	0.2%
Loan servicing fees, net of amortization	705	610	521	15.6	35.3
Gain on sale of loans	1,684	3,490	6,033	(51.7)	(72.1)
Other income	428	267	330	60.3	29.7
Total noninterest income	$3,223	$4,821	$7,289	(33.1)%	(55.8)%

Fourth Quarter 2022 vs. Third Quarter 2022
Noninterest income decreased $1.6 million, or 33.1%, primarily due to lower gain on sale of loans.
◦Gain on sale of loans was $1.7 million, down $1.8 million, primarily due to lower SBA loan sold on lower average sales premium. The Company sold $32.2 million in SBA loans at an average premium rate of 6.13%, compared to the sale of $59.3 million at an average premium rate of 6.67%.

Fourth Quarter 2022 vs. Fourth Quarter 2021
Noninterest income decreased $4.1 million, or 55.8%, primarily due to lower gain on sale of loans.
◦Gain on sale of loans was $1.7 million, down $4.3 million, primarily due to lower SBA loans sold on lower average sales premium. The Company sold $32.2 million in SBA loans at an average premium rate of 6.13%, compared to the sale of $56.8 million at an average premium rate of 10.98%.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Noninterest expense
Salaries and employee benefits	$7,080	$7,343	$5,560	(3.6)%	27.3%
Occupancy and equipment	1,560	1,537	1,418	1.5	10.0
Data processing and communication	514	586	637	(12.3)	(19.3)
Professional fees	330	602	267	(45.2)	23.6
FDIC insurance and regulatory assessments	176	238	182	(26.1)	(3.3)
Promotion and advertising	12	177	156	(93.2)	(92.3)
Directors’ fees	145	170	166	(14.7)	(12.7)
Foundation donation and other contributions	851	875	901	(2.7)	(5.5)
Other expenses	659	810	304	(18.6)	116.8
Total noninterest expense	$11,327	$12,338	$9,591	(8.2)%	18.1%

Fourth Quarter 2022 vs. Third Quarter 2022
Noninterest expense decreased $1.0 million, or 8.2%, primarily due to lower salaries and employee benefits and professional fees.
◦Salaries and employee benefits were $7.1 million, down $263 thousand from $7.3 million. The decrease was primarily due to a decrease in employee incentive accruals, partially offset by an increase in salaries.
◦Professional fees and promotion and advertising decreased $272 thousand and $165 thousand, respectively, primarily due to year-end accrual adjustments.
Fourth Quarter 2022 vs. Fourth Quarter 2021
Noninterest expense increased $1.7 million, or 18.1%, primarily due to higher salaries and employee benefits and other expenses.
◦Salaries and employee benefits were $7.1 million, up $1.5 million from $5.6 million. The increase was primarily due to 30 additional employees to support continued growth of the Company.
◦Other expenses were $659 thousand, up $355 thousand from $304 thousand, primarily due to an increase in business development expense.
Income Tax Expense
Fourth Quarter 2022 vs. Third Quarter 2022
Income tax expense was $3.1 million, and the effective tax rate was 27.8%, compared to income tax expense of $3.5 million and the effective rate of 28.9%.
Fourth Quarter 2022 vs. Fourth Quarter 2021

Income tax expense was $3.1 million and the effective tax rate was 27.8%, compared to income tax expense of $3.8 million and the effective rate of 29.2%.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Real estate loans	$842,208	$830,125	$701,450	1.5%	20.1%
SBA loans (1)	263,644	232,569	275,858	13.4	(4.4)
C&I loans	116,951	133,855	162,543	(12.6)	(28.0)
Home mortgage loans	482,949	419,469	173,303	15.1	178.7
Consumer & other loans	1,467	2,000	865	(26.7)	69.6
Gross loans	$1,707,219	$1,618,018	$1,314,019	5.5%	29.9%

(1)Includes PPP loans of $442 thousand, $1.1 million and $40.6 million as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Real estate loans	$44,416	$43,929	$35,458	1.1%	25.3%
SBA loans (1)	55,594	43,984	65,492	26.4	(15.1)
C&I loans	46,014	39,720	47,981	15.8	(4.1)
Home mortgage loans	28,188	68,842	19,295	(59.1)	46.1
Consumer & other loans	—	2,500	—	(100.0)	—
Gross loans	$174,212	$198,975	$168,226	(12.4)%	3.6%

(1)There were no new PPP originations for the periods indicated.

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	4Q22	3Q22	4Q21
Gross loans, beginning	$1,618,018	$1,484,718	$1,231,821
New originations	174,212	198,975	168,226
Net line advances	(80,144)	(11,358)	7,759
Purchases	49,980	37,146	48,915
Sales	(32,204)	(59,293)	(68,064)
Paydowns	(22,939)	(19,087)	(12,373)
Payoffs	(23,238)	(37,817)	(46,778)
PPP Payoffs	(657)	(7,206)	(29,918)
Other	24,191	31,940	14,431
Total	89,201	133,300	82,198
Gross loans, ending	$1,707,219	$1,618,018	$1,314,019

As of December 31, 2022 vs. September 30, 2022

Gross loans were $1.71 billion as of December 31, 2022, up $89.2 million from September 30, 2022, primarily due to new loan originations and home mortgage loan purchases.

Home mortgage loans of $39.0 million and real estate loans of $11.0 million were purchased from third party mortgage originators in the fourth quarter of 2022, compared to total purchases of $37.1 million in the third quarter of 2022. New loan originations and loan payoffs were $174.2 million and $23.9 million for the fourth quarter of 2022, respectively, compared with $199.0 million and $45.0 million for the third quarter of 2022, respectively. Of the PPP loans, $636 thousand in principal amount has been forgiven under the program, compared to a $7.2 million of PPP loans forgiven in the third quarter of 2022.
As of December 31, 2022 vs. December 31, 2021

Gross loans were $1.71 billion as of December 31, 2022, up $393.2 million from December 31, 2021, primarily due to new loan originations of $645.2 million and loan purchases of $225.1 million, partially offset by loan sales of $182.3 million and loan payoffs of $180.8 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	4Q22		3Q22		4Q21
	%	Rate	%	Rate	%	Rate
Fixed rate	35.4%	4.63%	35.2%	4.39%	31.5%	4.12%
Hybrid rate	33.3	4.79	34.1	4.59	22.8	4.45
Variable rate	31.3	8.01	30.7	6.97	45.7	4.94
Gross loans	100.0%	5.74%	100.0%	5.25%	100.0%	4.57%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of December 31, 2022
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$30,168	4.44%	$337,054	4.59%	$237,195	4.72%	$604,417	4.63%
Hybrid rate	6,472	7.09	52,902	5.06	508,550	4.73	567,924	4.79
Variable rate	63,021	8.22	148,498	7.93	323,359	8.00	534,878	8.01
Gross loans	$99,661	7.00%	$538,454	5.56%	$1,069,104	5.72%	$1,707,219	5.74%

Deposits

($ in thousands)	As of						% Change 4Q22 vs.
	4Q22		3Q22		4Q21
	Amount	%	Amount	%	Amount	%	3Q22	4Q21
Noninterest-bearing deposits	$701,584	37.2%	$794,631	43.7%	$774,754	50.5%	(11.7)%	(9.4)%
Money market deposits and others	526,321	27.9%	524,911	28.9	380,226	24.8%	0.3	38.4
Time deposits	657,866	34.9%	497,269	27.4	379,086	24.7%	32.3	73.5
Total deposits	$1,885,771	100.0%	$1,816,811	100.0%	$1,534,066	100.0%	3.8%	22.9%

As of December 31, 2022 vs. September 30, 2022

Total deposits were $1.89 billion as of December 31, 2022, up $69.0 million from September 30, 2022, primarily due to growth in time deposits, partially offset by a decrease in noninterest-bearing deposits. Time deposits grew $160.6 million, due to management’s actions to support loan growth during the third quarter of 2022 including upward adjustments of interest rates on customer deposits and increases in wholesale deposits. Noninterest-bearing deposits decreased $93.0 million, primarily due to decreases in lower transaction volumes in escrow and 1031 exchanges accounts and other decreases affected by market rate increases by the Federal Reserve.
As of December 31, 2022 vs. December 31, 2021

Total deposits were $1.89 billion as of December 31, 2022, up $351.7 million from December 31, 2021, primarily driven by growth in time deposits and money market deposits, offset by a decrease in noninterest-bearing deposits. Time deposits grew $278.8 million to $657.9 million from $379.1 million, and money market deposits increased $146.1 million to $526.3 million from $380.2 million. Noninterest-bearing deposits decreased $73.2 million, primarily due to decreases in lower transaction volumes in escrow and 1031 exchanges accounts and other decreases affected by market rate increases by the Federal Reserve.

The following table sets forth the maturity of time deposits as of December 31, 2022:

	As of December 31, 2022
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250,000)	$82,676	$26,156	$61,254	$183,822	$2,289	$356,197
Time deposits ($250,000 or less)	36,551	50,759	44,829	144,495	25,035	301,669
Total time deposits	$119,227	$76,915	$106,083	$328,317	$27,324	$657,866
Weighted average rate	3.03%	3.02%	2.36%	4.06%	3.83%	3.47%

Capital and Cash Dividend

	Basel III
	OP Bancorp (1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	12.87%	12.76%	10.00%	10.50%
Tier 1 risk-based capital ratio	11.70%	11.59%	8.00%	8.50%
Common equity tier 1 ratio	11.70%	11.59%	6.50%	7.00%
Leverage ratio	9.38%	9.29%	5.00%	4.00%

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

OP Bancorp	Basel III			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Risk-Based Capital Ratios:
Total risk-based capital ratio	12.87%	13.51%	13.81%	(0.64)%	(0.94)%
Tier 1 risk-based capital ratio	11.70%	12.29%	12.63%	(0.59)%	(0.93)%
Common equity tier 1 ratio	11.70%	12.29%	12.63%	(0.59)%	(0.93)%
Leverage ratio	9.38%	9.48%	9.75%	(0.10)%	(0.37)%
Risk-weighted Assets ($ in thousands)	$1,661,095	$1,465,707	$1,251,867	13.33%	32.69%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 11.70% and 12.87% as of December 31, 2022, down 93 basis points and 94 basis points from a year ago, respectively. The decreases in capital ratios were primarily due to year-over-year asset growth.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about February 23, 2023 to all shareholders of record as of the close of business on February 9, 2023.

The Company did not repurchase any shares during the fourth quarter of 2022. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through December 31, 2022.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Nonperforming loans (1)	$3,080	$2,251	$3,200	36.8%	(3.8)%
OREO	—	—	—	—	—
Total nonperforming assets	$3,080	$2,251	$3,200	36.8%	(3.8)%

Nonperforming loans to gross loans	0.18%	0.14%	0.24%	0.04%	(0.06)%
Nonperforming assets to total assets	0.15%	0.11%	0.19%	0.04%	(0.04)%

Criticized (2) Loan:
Special mention loans	$563	$—	$—	—%	—%
Classified loans (3)	3,307	3,542	4,039	(6.6)	(18.1)
Total criticized loans	$3,870	$3,542	$4,039	9.3%	(4.2)%

Criticized (2) loans to gross loans	0.23%	0.22%	0.31%	0.01%	(0.08)%
Classified loans (3) to gross loans	0.19%	0.22%	0.31%	(0.03)%	(0.12)%

Allowance for loan losses, beginning	$18,369	$17,702	$14,134	3.8%	30.0%
Provision for loan losses (4)	977	662	2,157	47.6	(54.7)
Gross charge-offs	(109)	—	(168)	n/m	(35.1)
Gross recoveries	4	5	—	(20.0)	n/m
Allowance for loan losses, ending (5)	$19,241	$18,369	$16,123	4.7%	19.3%

Allowance for loan losses ratios:
As a % of gross loans	1.13%	1.14%	1.23%	(0.01)%	(0.10)%
As an adjusted % of gross loans (6)	1.16%	1.18%	1.36%	(0.02)%	(0.20)%
As a % of nonperforming loans	625%	816%	503%	(191)%	122%
As a % of nonperforming assets	625%	816%	503%	(191)%	122%
Net charge-offs (recoveries) to average gross loans	0.03%	(0.00)%	0.05%	0.03%	(0.02)%

(1)Includes the guaranteed portion of SBA loans totaling $1.0 million, $442 thousand and $1.2 million as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2)Includes special mention, substandard, doubtful and loss categories.
(3)Includes substandard, doubtful and loss categories.
(4)Excludes reversal of uncollectible accrued interest receivable of $259 thousand for the three months ended December 31, 2021.
(5)Excludes allowance for uncollectible accrued interest receivable of $205 thousand as of December 31, 2021.
(6)See the Reconciliation of GAAP to NON-GAAP Financial Measures.

Overall, the Company continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.16%.
◦Allowance for loan losses increased $3.1 million to $19.2 million from a year ago. Excluding the impacts of the purchased Hana loans, PPP loans, adjusted allowance to gross loans ratio was 1.16% as of December 31, 2022.
◦Criticized loans decreased by $169 thousand or 4.2% from a year ago, and the criticized loans to gross loans ratio decreased by 8 basis points. Criticized loans are generally consistent with the Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets decreased $120 thousand to $3.1 million, or 0.15% of total assets from a year ago. As of December 31, 2022, $606 thousand of nonaccrual loans was the guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of December 31, 2022 or 2021.
◦Net charge-offs were $105 thousand or 0.03% of average loans in the fourth quarter of 2022, compared to $168 thousand, or 0.05%, of average loans in the fourth quarter of 2021.

COVID-19 Pandemic Update

As of December 31, 2022, no loan was under COVID-19 loan payment modification.

Since the PPP’s inception through December 31, 2022, we have funded $154.5 million, and $154.0 million of principal forgiveness has been provided on qualifying PPP loans.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		4Q22	3Q22	4Q21
Interest income		$26,886	$23,234	$17,822
Interest expense		6,688	2,890	726
Net interest income		20,198	20,344	17,096
Noninterest income		3,223	4,821	7,289
Noninterest expense		11,327	12,338	9,591
Pre-provision net revenue	(a)	$12,094	$12,827	$14,794
Reconciliation to net income:
Provision for loan losses	(b)	$977	$662	$1,898
Income tax expense	(c)	3,089	3,515	3,762
Net income	(a)+(b) +(c)	$8,028	$8,650	$9,134

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021 excluded the impacts of contractual interest and discount accretion of the purchased Hana loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		4Q22	3Q22	4Q21
Yield on Average Loans
Interest income on loans		$24,719	$21,780	$17,271
Less: interest income on purchased Hana loans		1,685	1,717	1,863
Adjusted interest income on loans	(a)	$23,034	$20,063	$15,408

Average loans		$1,691,642	$1,614,000	$1,343,414
Less: Average purchased Hana loans		60,514	64,687	79,625
Adjusted average loans	(b)	$1,631,128	$1,549,313	$1,263,789

Average loan yield (1)		5.81%	5.36%	5.10%
Effect on average loan yield (1)		0.20%	0.21%	0.26%
Adjusted average loan yield (1)	(a)/(b)	5.61%	5.15%	4.84%

Net Interest Margin
Net interest income		$20,198	$20,344	$17,096
Less: interest income on purchased Hana loans		1,685	1,717	1,863
Adjusted net interest income	(c)	$18,513	$18,627	$15,233

Average interest-earning assets		$1,966,165	$1,874,516	$1,668,865
Less: Average purchased Hana loans		60,514	64,687	79,625
Adjusted average interest-earning assets	(d)	$1,905,651	$1,809,829	$1,589,240

Net interest margin (1)		4.08%	4.31%	4.07%
Effect on net interest margin (1)		0.22%	0.22%	0.26%
Adjusted net interest margin (1)	(c)/(d)	3.86%	4.09%	3.81%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased Hana loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		4Q22	3Q22	4Q21
Gross loans		$1,707,219	$1,618,018	$1,314,019
Less: Purchased Hana loans		(58,966)	(61,899)	(77,170)
PPP loans (1)		(434)	(1,022)	(38,918)
Adjusted gross loans	(a)	$1,647,819	$1,555,097	$1,197,931

Accrued interest receivable on loans		$6,413	$5,203	$4,231
Less: Accrued interest receivable on purchased Hana loans		(397)	(323)	(340)
Accrued interest receivable on PPP loans (2)		(8)	(16)	(340)
Add: Allowance on accrued interest receivable		—	—	205
Adjusted accrued interest receivable on loans	(b)	$6,008	$4,864	$3,756

Adjusted gross loans and accrued interest receivable	(a)+(b) =(c)	$1,653,827	$1,559,961	$1,201,687

Allowance for loan losses		$19,241	$18,369	$16,123
Add: Allowance on accrued interest receivable		—	—	205
Adjusted Allowance	(d)	$19,241	$18,369	$16,328

Adjusted allowance to gross loans ratio	(d)/(c)	1.16%	1.18%	1.36%

(1)Excludes purchased PPP loans of $8 thousand, $57 thousand and $1.7 million as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $1 thousand and $15 thousand as of September 30, 2022 and December 31, 2021, respectively.
ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with ten full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2021 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Assets
Cash and due from banks	$12,952	$25,516	$11,283	(49.2)%	14.8%
Interest-bearing deposits in other banks	70,020	81,765	104,176	(14.4)	(32.8)
Cash and cash equivalents	82,972	107,281	115,459	(22.7)	(28.1)
Securities available for sale, at fair value	209,809	186,438	150,444	12.5	39.5
Other investments	12,098	12,074	10,999	0.2	10.0
Loans held for sale	15,408	36,642	89,428	(57.9)	(82.8)
Real estate loans	842,208	830,125	701,450	1.5	20.1
SBA loans (1)	263,644	232,569	275,858	13.4	(4.4)
C&I loans	116,951	133,855	162,543	(12.6)	(28.0)
Home mortgage loans	482,949	419,469	173,303	15.1	178.7
Consumer & other loans	1,467	2,000	865	(26.7)	69.6
Gross loans, net of unearned income	1,707,219	1,618,018	1,314,019	5.5	29.9
Allowance for loan losses	(19,241)	(18,369)	(16,123)	4.7	19.3
Net loans receivable	1,687,978	1,599,649	1,297,896	5.5	30.1
Premises and equipment, net	4,400	4,383	4,355	0.4	1.0
Accrued interest receivable, net	7,180	5,856	4,579	22.6	56.8
Servicing assets	12,759	13,000	12,720	(1.9)	0.3
Company owned life insurance	21,613	21,464	11,134	0.7	94.1
Deferred tax assets	13,717	17,296	8,409	(20.7)	63.1
Operating right-of-use assets	9,097	8,265	8,905	10.1	2.2
Other assets	17,262	17,228	12,363	0.2	39.6
Total assets	$2,094,293	$2,029,575	$1,726,691	3.2%	21.3%
Liabilities and Shareholders' Equity
Liabilities
Noninterest bearing	$701,584	$794,631	$774,754	(11.7)%	(9.4)%
Money market and others	526,321	524,911	380,226	0.3	38.4
Time deposits greater than $250,000	356,197	277,785	207,288	28.2	71.8
Other time deposits	301,669	219,484	171,798	37.4	75.6
Total deposits	1,885,771	1,816,811	1,534,066	3.8	22.9
Borrowings	50	10,000	—	(99.5)	n/m
Accrued interest payable	2,771	1,099	558	152.1	396.6
Operating lease liabilities	10,213	9,485	10,307	7.7	(0.9)
Other liabilities	18,572	22,085	16,538	(15.9)	12.3
Total liabilities	1,917,377	1,859,480	1,561,469	3.1	22.8
Shareholders’ equity
Common stock	79,326	78,782	78,718	0.7	0.8
Additional paid-in capital	9,743	9,424	8,645	3.4	12.7
Retained earnings	105,690	99,487	79,056	6.2	33.7
Accumulated other comprehensive loss	(17,843)	(17,598)	(1,197)	1.4	1390.6
Total shareholders’ equity	176,916	170,095	165,222	4.0	7.1
Total liabilities and shareholders' equity	$2,094,293	$2,029,575	$1,726,691	3.2%	21.3%

(1)Includes SBA PPP loans of $442 thousand, $1.1 million and $40.6 million as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Interest income
Interest and fees on loans	$24,719	$21,780	$17,271	13.5%	43.1%
Interest on securities available for sale	1,237	881	362	40.4	241.7
Other interest income	930	573	189	62.3	392.1
Total interest income	26,886	23,234	17,822	15.7	50.9
Interest expense
Interest on deposits	6,598	2,889	726	128.4	808.8
Interest on borrowings	90	1	—	n/m	n/m
Total interest expense	6,688	2,890	726	131.4	821.2
Net interest income	20,198	20,344	17,096	(0.7)	18.1
Provision for loan losses	977	662	1,898	47.6	(48.5)
Net interest income after provision for loan losses	19,221	19,682	15,198	(2.3)	26.5
Noninterest income
Service charges on deposits	406	454	405	(10.6)	0.2
Loan servicing fees, net of amortization	705	610	521	15.6	35.3
Gain on sale of loans	1,684	3,490	6,033	(51.7)	(72.1)
Other income	428	267	330	60.3	29.7
Total noninterest income	3,223	4,821	7,289	(33.1)	(55.8)
Noninterest expense
Salaries and employee benefits	7,080	7,343	5,560	(3.6)	27.3
Occupancy and equipment	1,560	1,537	1,418	1.5	10.0
Data processing and communication	514	586	637	(12.3)	(19.3)
Professional fees	330	602	267	(45.2)	23.6
FDIC insurance and regulatory assessments	176	238	182	(26.1)	(3.3)
Promotion and advertising	12	177	156	(93.2)	(92.3)
Directors’ fees	145	170	166	(14.7)	(12.7)
Foundation donation and other contributions	851	875	901	(2.7)	(5.5)
Other expenses	659	810	304	(18.6)	116.8
Total noninterest expense	11,327	12,338	9,591	(8.2)	18.1
Income before income tax expense	11,117	12,165	12,896	(8.6)	(13.8)
Income tax expense	3,089	3,515	3,762	(12.1)	(17.9)
Net income	$8,028	$8,650	$9,134	(7.2)%	(12.1)%

Book value per share	$11.59	$11.19	$10.92	3.6%	6.1%
Earnings per share - Basic	$0.52	$0.56	$0.60	(7.1)%	(13.3)%
Earnings per share - Diluted	$0.51	$0.55	$0.59	(7.3)%	(13.6)%

Shares of common stock outstanding	15,270,344	15,199,840	15,137,808	0.5%	0.9%
Weighted Average Shares:
- Basic	15,208,308	15,195,826	15,136,229	0.1%	0.5%
- Diluted	15,264,971	15,275,156	15,227,291	(0.1)%	0.2%

Key Ratios

	For the Three Months Ended			Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Return on average assets (ROA) (1)	1.56%	1.77%	2.11%	(0.2)%	(0.6)%
Return on average equity (ROE) (1)	18.58%	19.91%	22.68%	(1.3)%	(4.1)%
Net interest margin (1)	4.08%	4.31%	4.07%	(0.2)%	—%
Efficiency ratio	48.36%	49.03%	39.34%	(0.7)%	9.0%

Total risk-based capital ratio	12.87%	13.10%	13.66%	(0.2)%	(0.8)%
Tier 1 risk-based capital ratio	11.70%	11.92%	12.42%	(0.2)%	(0.7)%
Common equity tier 1 ratio	11.70%	11.92%	12.42%	(0.2)%	(0.7)%
Leverage ratio	9.38%	9.52%	9.58%	(0.1)%	(0.2)%

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Twelve Months Ended December 31,
	2022	2021	% Change
Interest income
Interest and fees on loans	$82,864	$62,448	32.7%
Interest on securities available for sale	3,351	1,085	208.8
Other interest income	1,997	625	219.5
Total interest income	88,212	64,158	37.5
Interest expense
Interest on deposits	11,210	3,132	257.9
Interest on borrowings	91	—	n/m
Total interest expense	11,301	3,132	260.8
Net interest income	76,911	61,026	26.0
Provision for loan losses	2,976	522	470.1
Net interest income after provision for loan losses	73,935	60,504	22.2
Noninterest income
Service charges on deposits	1,675	1,562	7.2
Loan servicing fees, net of amortization	2,416	1,953	23.7
Gain on sale of loans	12,285	11,313	8.6
Other income	1,243	1,189	4.5
Total noninterest income	17,619	16,017	10.0
Noninterest expense
Salaries and employee benefits	27,189	21,253	27.9
Occupancy and equipment	5,964	5,213	14.4
Data processing and communication	2,085	2,000	4.3
Professional fees	1,620	1,192	35.9
FDIC insurance and regulatory assessments	813	583	39.5
Promotion and advertising	543	684	(20.6)
Directors’ fees	682	593	15.0
Foundation donation and other contributions	3,393	2,890	17.4
Other expenses	2,541	1,457	74.4
Total noninterest expense	44,830	35,865	25.0
Income before income tax expense	46,724	40,656	14.9
Income tax expense	13,414	11,816	13.5
Net income	$33,310	$28,840	15.5%

Book value per share	$11.59	$10.92	6.1%
Earnings per share - Basic	$2.15	$1.89	13.8%
Earnings per share - Diluted	$2.14	$1.88	13.8%

Shares of common stock outstanding	15,270,344	15,137,808	0.9%
Weighted Average Shares:
- Basic	15,171,240	15,087,686	0.6%
- Diluted	15,231,418	15,155,347	0.5%

Key Ratios

	For the Twelve Months Ended December 31,
	2022	2021	Change
Return on average assets (ROA) (1)	1.74%	1.83%	(0.1)%
Return on average equity (ROE) (1)	19.57%	18.90%	0.7%
Net interest margin (1)	4.18%	4.02%	0.2%
Efficiency ratio	47.42%	46.55%	0.9%

Total risk-based capital ratio	12.87%	13.66%	(0.8)%
Tier 1 risk-based capital ratio	11.70%	12.42%	(0.7)%
Common equity tier 1 ratio	11.70%	12.42%	(0.7)%
Leverage ratio	9.38%	9.58%	(0.2)%

(1)Annualized.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	4Q22	3Q22	4Q21
Nonaccrual Loans (1)	$2,639	$2,251	$3,000
Loans 90 days or more past due, accruing (2)	441	—	200
Accruing restructured loans	—	—	—
Nonperforming loans	3,080	2,251	3,200
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$3,080	$2,251	$3,200

Criticized loans (3) by loan type:
Commercial real estate	$563	$—	$—
SBA loans	1,472	1,817	2,688
C&I loans	555	742	313
Home mortgage loans	1,280	983	1,038
Total criticized loans (3)	$3,870	$3,542	$4,039

Nonperforming assets/total assets	0.15%	0.11%	0.19%
Nonperforming assets / gross loans plus OREO	0.18%	0.14%	0.24%
Nonperforming loans / gross loans	0.18%	0.14%	0.24%
Allowance for loan losses / nonperforming loans	625%	816%	503%
Allowance for loan losses / nonperforming assets	625%	816%	503%
Allowance for loan losses / gross loans	1.13%	1.14%	1.23%
Criticized loans (3) / gross loans	0.23%	0.22%	0.31%
Classified loans / gross loans	0.19%	0.22%	0.31%

Net charge-offs (recoveries)	$105	$(5)	$168
Net charge-offs (recoveries) to average gross loans (4)	0.03%	(0.00)%	0.05%

(1)Includes the guaranteed portion of SBA loans that are in liquidation totaling $606 thousand, $442 thousand and $1.0 million as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2)Includes the guaranteed portion of PPP loans totaling $200 thousand as of December 31, 2021.
(3)Consists of special mention, substandard, doubtful and loss categories.
(4)Annualized.

($ in thousands)	4Q22	3Q22	4Q21
Accruing delinquent loans 30-89 days past due
30-59 days	$1,918	$360	$76
60-89 days	1,559	845	336
Total (1)	$3,477	$1,205	$412

(1)Includes the guaranteed portion of PPP loans totaling $756 thousand and $408 thousand as of September 30, 2022 and December 31, 2021, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	4Q22			3Q22			4Q21
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$75,988	$734	3.78%	$75,599	$427	2.21%	$192,302	$73	0.15%
Federal funds sold and other investments	12,074	196	6.47	12,221	146	4.78	11,012	116	4.23
Available-for-sale debt securities, at fair value	186,461	1,237	2.66	172,696	881	2.04	122,137	362	1.19
Real estate loans	836,609	11,172	5.30	810,158	10,144	4.97	685,394	7,774	4.50
SBA loans	289,408	6,681	9.16	286,903	5,850	8.09	400,059	6,829	6.77
C&I loans	114,265	1,917	6.66	140,098	1,952	5.53	133,104	1,334	3.98
Home mortgage loans	449,684	4,929	4.38	375,804	3,820	4.07	123,822	1,320	4.27
Consumer & other loans	1,676	20	4.80	1,037	14	4.88	1,035	14	5.21
Loans (2)	1,691,642	24,719	5.81	1,614,000	21,780	5.36	1,343,414	17,271	5.10
Total interest-earning assets	1,966,165	26,886	5.43	1,874,516	23,234	4.92	1,668,865	17,822	4.24
Noninterest-earning assets	87,189			83,398			62,996
Total assets	$2,053,354			$1,957,914			$1,731,861

Interest-bearing liabilities:
Money market deposits and others	$515,747	$3,045	2.34%	$502,166	$1,506	1.19%	$378,849	$283	0.30%
Time deposits	569,584	3,553	2.47	445,271	1,383	1.23	401,938	443	0.44
Total interest-bearing deposits	1,085,331	6,598	2.41	947,437	2,889	1.21	780,787	726	0.37
Borrowings	8,158	90	4.35	130	1	3.00	4	—	—
Total interest-bearing liabilities	1,093,489	6,688	2.43	947,567	2,890	1.21	780,791	726	0.37
Noninterest-bearing liabilities:
Noninterest-bearing deposits	751,405			806,289			765,012
Other noninterest-bearing liabilities	35,593			30,258			24,994
Total noninterest-bearing liabilities	786,998			836,547			790,006
Shareholders’ equity	172,867			173,800			161,064
Total liabilities and shareholders’ equity	$2,053,354			$1,957,914			$1,731,861

Net interest income / interest rate spreads		$20,198	3.01%		$20,344	3.71%		$17,096	3.87%
Net interest margin			4.08%			4.31%			4.07%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,836,736	$6,598	1.43%	$1,753,726	$2,889	0.65%	1,545,799	$726	0.19%
Total funding liabilities / cost of funds	$1,844,894	$6,688	1.44%	$1,753,856	$2,890	0.65%	1,545,803	$726	0.19%

(1)Annualized.
(2)Includes loans held for sale.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Twelve Months Ended December 31,
	2022			2021
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$79,482	$1,399	1.76%	$132,090	$170	0.13%
Federal funds sold and other investments	11,810	598	5.06	10,755	455	4.23
Available-for-sale debt securities, at fair value	170,479	3,351	1.97	108,346	1,085	1.00
Real estate loans	777,776	37,861	4.87	672,045	30,645	4.56
SBA loans	321,757	24,073	7.48	355,114	21,760	6.13
C&I loans	142,630	7,217	5.06	114,629	4,463	3.89
Home mortgage loans	334,984	13,660	4.08	122,465	5,520	4.51
Consumer & other loans	1,071	53	4.94	1,095	60	5.51
Loans (2)	1,578,218	82,864	5.25	1,265,348	62,448	4.94
Total interest-earning assets	1,839,989	88,212	4.79	1,516,539	64,158	4.23
Noninterest-earning assets	76,883			55,200
Total assets	$1,916,872			$1,571,739

Interest-bearing liabilities:
Money market deposits and others	$475,414	$5,305	1.12%	$362,900	$1,134	0.31%
Time deposits	445,169	5,905	1.33	378,585	1,998	0.53
Total interest-bearing deposits	920,583	11,210	1.22	741,485	3,132	0.42
Borrowings	2,089	91	4.33	1,988	—	—
Total interest-bearing liabilities	922,672	11,301	1.22	743,473	3,132	0.42
Noninterest-bearing liabilities:
Noninterest-bearing deposits	796,175			656,130
Other noninterest-bearing liabilities	27,829			19,558
Total noninterest-bearing liabilities	824,004			675,688
Shareholders’ equity	170,196			152,578
Total liabilities and shareholders’ equity	$1,916,872			1,571,739

Net interest income / interest rate spreads		$76,911	3.57%		$61,026	3.81%
Net interest margin			4.18%			4.02%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,716,758	$11,210	0.65%	1,397,615	$3,132	0.22%
Total funding liabilities / cost of funds	$1,718,847	$11,301	0.66%	1,399,603	$3,132	0.22%

(1)Annualized.
(2)Includes loans held for sale.